BY-LAWS
                                     OF
                         THE PACIFIC LUMBER COMPANY
                          (a Delaware corporation)

                         Amended November 19, 1993


                                 ARTICLE I
                                Stockholders

     Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

     Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors.

     Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

     Section 5. Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

     Section 6. Voting. At any meeting of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

     Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

     Section 8. Chairman of Meetings. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the stockholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

     Section 9. Secretary of Meetings. The Secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

                                 ARTICLE II
                             Board of Directors

     Section 1. Number of Directors. The number of Directors of the corporation shall not be less than three nor more than seven, and may from time to time be changed by action of not less than a majority of the members of the Board of Directors then in office.

     Section 2. Vacancies. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for the balance of the term, or, if the Board has not filled such vacancy, it may be filled by the stockholders.

     Section 3. First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

     Section 6. Place of Conference Call Meeting. Any meeting at which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

     Section 7. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 8. Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

     Section 9. Removal of Directors. Any one or more of the directors shall be subject to removal with or without cause at any time by the stockholders.

                                ARTICLE III
                                 Committees

     Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members an Executive Committee to consist of three or more members and may designate one of such members as chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. Except as provided in Section 4 of this Article III, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and the Executive Committee may authorize the seal of the corporation to be affixed to all papers which may require it.

     Section 2. Other Committees. The Board of Directors, acting by a majority of the whole Board, may also appoint from among its own members or otherwise such other committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board and which, in the discretion of the Board, may be designated as committees of the Board.

     Section 3. Quorum and Discharge. A majority of the entire committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. The Board of Directors may discharge any committee either with or without cause at any time.

     Section 4. Powers of Committees. No committee designated or appointed by the Board of Directors shall have the power or authority of the Board in reference to (a) amending the Certificate of Incorporation,
(b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (d) recommending to the stockholders a dissolution of the corporation or a revocation of dissolutions, (e) amending the By-Laws of the corporation, (f) declaring dividends, (g) designating committees, (h) filling vacancies among committee members or
(i) removing officers. The Executive Committee shall have the power and authority of the Board to authorize the issuance of shares of capital stock of the corporation of any class or any series of any class.

     Section 5. Committee Meetings. Regular meetings of any committee designated or appointed by the Board of Directors shall be held at such times and places and on such notice, if any, as the committee may from time to time determine. Special meetings of any committee designated or appointed by the Board may be called by order of the Chairman of the Board, Vice Chairman of the Board, President of the corporation, Chairman of the committee or any two members of any such committee. Notice shall be given of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each committee member. Except as otherwise specified in the notice thereof or as required by law, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any regular or special meeting of a committee. The Secretary of the corporation shall keep the minutes of the meetings of all committees designated or appointed by the Board of Directors and shall be the custodian of all corporation records.

                                 ARTICLE IV
                                  Officers

     Section 1. General. The Board of Directors shall elect the officers of the corporation, which shall include a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice Chairmen of the Board, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

     Section 2. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

     Section 3. Powers and Duties. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these By-Laws, the Chairman of the Board, or, when the office of Chairman of the Board is vacant, the President, shall be the chief executive officer of the corporation.

     Section 4. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                 ARTICLE V
                               Capital Stock

     Section 1. Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     Section 2. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

     Section 3. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                 ARTICLE VI
                               Miscellaneous

     Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and state of incorporation.

     Section 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the corporation.

                                ARTICLE VII
                                 Amendment

     The Board of Directors shall have the power to make, alter or repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

                                ARTICLE VIII
                              Indemnification

     The corporation shall indemnify any director or officer of the corporation to the full extent permitted by law. Without limiting the generality of the foregoing, each director and officer of the corporation shall be indemnified by the corporation against all costs, expenses and liabilities reasonably incurred by him in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation except in relation to matters which shall have been occasioned by the willful misconduct or dishonesty of such officer or director. The foregoing right of indemnification shall cover amounts paid in settlement of any such action, suit or proceeding when such settlement appears to be in the interest of the corporation. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.